Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-234765) pertaining to the 2019 Equity Incentive Plan of Aprea Therapeutics, Inc.,

(2) Registration Statement (Form S-8 No. 333-250043) pertaining to the 2019 Equity Incentive Plan of Aprea Therapeutics, Inc.,

(3) Registration Statement (Form S-8 No. 333-260884) pertaining to the 2019 Equity Incentive Plan of Aprea Therapeutics, Inc.,

(4) Registration Statement (Form S-8 No. 333-268816) pertaining to the 2019 Equity Incentive Plan of Aprea Therapeutics, Inc.,

(5) Registration Statement (Form S-8 No. 333-265411) pertaining to the Atrin Pharmaceuticals LLC 2016 Amended and Restated Equity Compensation Plan,

(6) Registration Statement (Form S-8 No. 333-275440) pertaining to the 2019 Equity Incentive Plan of Aprea Therapeutics, Inc.,

(7) Registration Statement (Form S-3/A No. 333-276702) and related Prospectus of Aprea Therapeutics Inc.,

of our report dated March 30, 2023, with respect to the consolidated financial statements of Aprea Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Iselin, New Jersey

March 26, 2024